EXHIBIT 23


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of First Financial Bancorp. of our report dated January 17, 2002 included in the 2001 Annual Report to Shareholders of First Financial Bancorp.

We also consent to the incorporation by reference of our report dated January 17, 2002 with respect to the consolidated financial statements of First Financial Bancorp incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2001 in the following documents:

- Registration Statement (Form S-8 No. 33-46819) pertaining to the First Financial Bancorp 1991 Stock Incentive Plan and in the related Prospectus.

- Registration Statement (Form S-8 No. 333-86781) pertaining to the First Financial Bancorp 1999 Stock Incentive Plan for Officers and Employees and in the related Prospectus.

- Registration Statement (Form S-8 No. 333-86781) pertaining to the First Financial Bancorp 1999 Stock Incentive Plan for Non-Employee Directors and in the related Prospectus.

- Registration Statement (Form S-3 No. 333-25745) pertaining to the First Financial Bancorp. Dividend Reinvestment and Share Purchase Plan and in the related Prospectus


 /s/ Ernst & Young LLP

Ernst & Young LLP


March 11, 2002
Cincinnati, Ohio